Exhibit 3.1
BYLAWS
OF
MEREDITH CORPORATION
(Effective September 7, 2015)

ARTICLE I. OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Des Moines, County of Polk, or as otherwise or more particularly identified in the most recently filed (at any time), annual report of the corporation on file with the Iowa Secretary of State.

ARTICLE II. SHAREHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Monday in the month of November in each year, at the hour of 10:00 a.m., at the principal office of the corporation, or at such other date, time and place as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice of the meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, a shareholder’s notice shall be delivered not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and the name and address of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of shareholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For the purposes of this paragraph "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this paragraph, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors. If the holders of shares having at least fifty percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, the Board of Directors, or, at its discretion, the Chairman, shall establish a reasonable time, date and place for holding such special meeting. Business transacted at a special meeting of the shareholders shall be confined to the purpose or purposes of the meeting described in the notice of the meeting.

Section 3. PLACE OF SHAREHOLDERS' MEETING. The Board of Directors may designate any place, either within or without the State of Iowa as the place of meeting for any annual meeting or for any special meeting of shareholders. If no designation is made the place of meeting shall be the principal office of the corporation in the State of Iowa.

Section 4. NOTICE OF MEETING. Notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days, nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors, to each shareholder of record entitled to vote at such meeting.

Section 5. POSTPONEMENT OF MEETINGS. Any previously scheduled annual or special meeting of shareholders may be postponed by resolution of the Board of Directors upon public announcement (as defined in Article II, Section 1 of these Bylaws) made on or prior to the date previously scheduled for such annual or special meeting.

Section 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the first date on which notice of the meeting is mailed or the day before the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. In order to determine the shareholders entitled to demand a special meeting, the record date shall be the sixtieth day preceding the date of receipt by the corporation of written demands sufficient to require the calling of such meeting, unless otherwise fixed by the Board of Directors. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

Section 7. VOTING LISTS. After the record date for a meeting has been fixed, the officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged by voting group and within each voting group, in alphabetical order, with the address of and the number and class of shares held by each, which list, for a period beginning two business days after notice of the meeting was first given for which the list was prepared and continuing through the meeting, shall be kept on file at the principal office of the corporation or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The list furnished to the corporation by its stock transfer agent shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 8. QUORUM. At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed by the shareholder or by the shareholder's duly authorized attorney in fact. A shareholder or shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the electronic transmission. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. No holder of any share of any class of stock of the corporation shall sell the vote pertaining to such share or issue a proxy to vote such share in consideration of any sum of money or anything of value.

Section 10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to vote as follows:

(a)
At each annual or special meeting of shareholders, each holder of common stock shall be entitled to one [1] vote in person or by proxy for each share of common stock standing in the holder's name on the stock transfer records of the corporation, and (except as provided in subsection [b] of this Section 10) each holder of class B stock shall be entitled to ten [10] votes in person or by proxy for each share of class B stock standing in the holder's name on the stock transfer records of the corporation. Except as required pursuant to the Business Corporation Act of the State of Iowa, all actions submitted to a vote of shareholders shall be voted on by the holders of common stock and class B stock voting together as a single class.

(b)
Notwithstanding subsection [a] of this Section 10, each holder of class B stock shall be entitled to only one [1] vote, in person or by proxy, for each share of class B stock standing in the holder's name on the stock transfer records of the corporation with respect to the following matters:

(i)	The removal of any director of the corporation pursuant to Article IV of the Articles of Incorporation;

(ii)
Any amendment to the Articles of Incorporation which would permit the holders of stock of the corporation to amend, alter, change or repeal the Bylaws or any part thereof, pursuant to Article V of the Articles of Incorporation; and

(iii)	Any repeal or amendment of Article IV or Article VI of the Articles of Incorporation.

Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted, either in person or by proxy, without a transfer of such shares. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of such shares into the name of the trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares nor, absent special circumstances, shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 12. VOTING BY BALLOT. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 13. INSPECTOR OF ELECTIONS. The Board of Directors in advance of any meeting of shareholders shall appoint inspectors to act at such meeting or any adjournment thereof. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairperson. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting; determine the validity of proxies and ballots; count all votes; and determine the result. Each inspector shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of the inspector's ability. The maximum number of such inspectors appointed shall be three, and no inspector, whether appointed by the Board of Directors or by the officer or person acting as chairperson, need be a shareholder.

Section 14. NOTICE TO SHAREHOLDERS. (a) Notice may be communicated in person, by mail, or other method of delivery, or by telephone, voice mail, or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. Written notice by the corporation to its shareholders, if in a comprehensible form, is effective according to one of the following: (i) if mailed, when deposited in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder; (b) Notice to a shareholder shall not be required to be given if either of the following applies: (i) notice of two consecutive annual meetings, and all notices of meetings during the period between such two consecutive annual meetings, have been sent to the shareholder at such shareholder’s address as shown on the records of the corporation and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a twelve month period, or two consecutive payments of dividends on securities during a period of more than twelve months, have been sent to the shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation and have been returned undeliverable. If any such shareholder shall deliver to the corporation a written notice setting forth such shareholder’s then-current address, the requirement that notice be given to such shareholder shall be reinstated.

ARTICLE III. BOARD OF DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS; NOMINATIONS. Within the limits set forth in Article IV of the Articles of Incorporation, the number of directors of the corporation shall be as fixed from time to time by resolution of the Board of Directors. The directors shall be divided into classes, and hold office for the terms as provided in Article IV of the Articles of Incorporation. Directors need not be residents of the State of Iowa or shareholders of the corporation.

Nominations of persons for election as directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as director only if written notice of such shareholder’s intent is delivered to the Secretary of the corporation at the principal executive offices of the corporation (i) with respect to an election to be held at an annual meeting of shareholders, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, or as set out below, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than the close of business on the 10th day following the date on which public announcement (as defined in Article II, Section 1 of these Bylaws) of the date of such meeting is first made. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the annual meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made.

Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the name, address, age, and principal occupation or employment of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the number and class of shares of the corporation which are owned by such shareholder and the beneficial owner, if any, and the number and class of shares, if any, beneficially owned by the nominee; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee that is required to be disclosed in connection with the solicitation of proxies for the election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if nominated). The Chairman of the Board or other person presiding at a meeting of shareholders may refuse to acknowledge the nomination of any person not made in accordance with the procedures prescribed by these Bylaws, and in that event the defective nomination shall be disregarded.

Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at the director's business address, or by telephone, cable, telefax, wireless or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6. QUORUM. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. MANNER OF ACTING. Except as otherwise specified in these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for a term which shall expire at the next election of directors by the shareholders. A director elected by the shareholders to fill a vacancy shall be elected for the unexpired term of the director last elected by the shareholders with respect to the position being filled. Any directorship to be filled by reason of any increase in the number of directors by not more than thirty percent (30%) of the number of directors last approved by the shareholders, may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 9. COMPENSATION. By resolution of the Board of Directors, those directors who are not at the time active employees of the corporation may be paid an annual retainer. All directors may be reimbursed for expenses incurred in connection with their services. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 12. EXECUTIVE COMMITTEE. An Executive Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting or at such other time as the Board of Directors may determine. The chairman of said committee shall be the person elected by the Board of Directors to the office of Chairman of the Executive Committee, and such officer shall be designated a member of said committee. If an Executive Committee is designated, it shall, during the intervals between the meetings of the Board of Directors and so far as it lawfully may, possess and exercise all of the authority of the Board of Directors in the management of the business of the corporation, in all cases in which specific directions shall not have been given by the Board of Directors, provided that notwithstanding the foregoing, the Executive Committee shall not have authority:

(1)	to authorize dividends or other distributions;

(2)	to approve or propose to shareholders actions or proposals required by the Iowa Business Corporation Act to be approved by shareholders;

(3)	to fill vacancies on the Board of Directors or any committee thereof;

(4)	to amend the Articles of Incorporation of the corporation;

(5)	to adopt, amend or repeal Bylaws;

(6)	to approve a plan of merger not requiring shareholder approval;

(7)	to authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

(8)
to authorize or approve the issuance or sale of, or any contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or senior officer to do so within limits specifically prescribed by the Board of Directors; or

(9)	to remove the Chairman of the Board, Chairman of the Executive Committee, Chief Executive Officer or the President, or to appoint any person to fill a vacancy in any such office.

Section 13. FINANCE COMMITTEE. A Finance Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting or at such time as the Board of Directors may determine. If a Finance Committee is designated, said committee's duties shall be to:

(1)	review corporate financial policies and procedures and make

recommendations to the Board of Directors or the Executive Committee in regard thereto;

(2)	provide financial advice and counsel to management;

(3)	formulate dividend policy and make recommendations to the Board of Directors in regard thereto;

(4)	make provisions for the appointment of depositories of funds of the corporation and the specification of conditions of deposit and withdrawal of said funds;

(5)	review specific corporate financing plans and advise the Board of Directors or Executive Committee in regard thereto;

(6)	supervise corporate investment portfolios;

(7)	give consideration and approval or disapproval of capital expenditure requests by management within limits established by the Board of Directors;

(8)	review annual capital and operating budgets and advise the Board of Directors or Executive Committee regarding the financial implications thereof;

(9)	monitor the corporation's financial condition and standing in the financial and investment communities;

(10)	review and make recommendations to the Board of Directors concerning acquisitions and dispositions;

(11)	monitor the risk management activities of the corporation; and

(12)	consider any other matters concerning the corporation's financial structure, condition, financing plans and policies and make recommendations to the Board of Directors on such matters.

Section 14. COMPENSATION COMMITTEE. A Compensation Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting, or at such other time as the Board of Directors may determine. Each member of the Committee shall satisfy such requirements as: (i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act; (ii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) the New York Stock Exchange may establish pursuant to its rule-making authority, unless the Company has claimed a “Controlled Company Exemption” for the Compensation Committee as defined in Section 303.A.00 of the New York Stock Exchange Listed Company Manual.

If a Compensation Committee is designated, said committee's authority and responsibilities shall be as set forth in the charter established for such committee.

Section 15. AUDIT COMMITTEE. An Audit Committee consisting of two or more members of the Board of Directors who are independent of management within the meaning of the policy statement on audit committees issued by the New York Stock Exchange shall be designated by the Board of Directors at the time of the annual meeting, or at such other time as the board may determine. The duties of said committee shall be to:

(1)
pursuant to the Audit Committee Charter, on an annual basis, review and retain the independent auditor to audit the books and records of the corporation and its subsidiaries. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee;

(2)	meet prior to the start of any audit by the outside audit firm and review the scope of the audit to be performed;

(3)	meet prior to the publication of the annual report and review results of the audit by the outside audit firm for the year;

(4)	meet with and determine the responsibilities and scope of the internal audit department and review internal audit reports;

(5)	review the corporation's accounting principles and policies and internal accounting controls;

(6)	review the effect of changes in accounting principles or of other developments emanating from the profession, its standard board or any governmental authority;

(7)	carry on such other activities so as to give additional assurance regarding the financial information used by the Board of Directors in making decisions;

(8)	carry on such other activities so as to give additional assurance regarding the financial information distributed to outsiders; and

(9)	review the standards and policies of proper business conduct and practices for the corporation and its employees and monitor the implementation of, and the compliance with the standards and policies.

Section 16. PENSION COMMITTEE. A Pension Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting or at such time as the Board of Directors may determine. If a Pension Committee is designated, said committee's duties shall be to:

(1)	review the corporation's pension plans and propose amendments thereto for approval by the Board of Directors;

(2)	review the levels and types of benefits provided under the corporation's pension plans and other features thereof, including eligibility, vesting and the form of payment of benefits;

(3)
recommend to the Board of Directors investment policy and objectives for all employee pension funds, review the investment performance of such funds and recommend revision of the policy and objectives as may be required;

(4)	recommend to the Board of Directors the funding policies for all employee pension funds;

(5)
recommend to the Board of Directors the appointment of such management personnel or committees as it deems desirable for the administration, detailed study, or recommendation of possible changes in the corporation's pension plans; and

(6)	engage in such additional review and assessment as it may deem necessary or appropriate to perform the foregoing duties.

Section 17. LEGAL AFFAIRS COMMITTEE. A Legal Affairs Committee consisting of two or more members of the Board of Directors may be designated by the Board of Directors at the time of the annual meeting, or such other time as the board may determine. If a Legal Affairs Committee is designated, said committee's duties shall be to:

(1)	review the structure, functions and personnel of the corporation's internal legal staff;

(2)	review the procedures established for the engagement of outside counsel and the monitoring of their activities;

(3)
meet with the general counsel of the corporation, and outside counsel engaged by the corporation, to review all significant threatened, pending and settled litigation involving the corporation; including the impact, or potential impact, of such matters upon the policies, planning, operations or finances of the corporation;

(4)
receive reports from the general counsel and outside counsel, as to changes in the law which have or could have an effect upon the corporation or its policies, planning, operations or finances, and assist in the development of strategies in response thereto; and

(5)	inquire into the existence, and encourage the development, of practices and procedures, including legal audits, which could benefit the corporation in avoiding litigation or other legal problems.

Section 18. COMMITTEE PROCEDURES. The chairman of each committee, other than the Executive Committee, shall be selected by the Board of Directors or by the Executive Committee. In the absence of the chairman of any committee, a temporary chairman may be appointed from among the members of the committee. Each committee shall keep minutes of the proceedings of its meetings which shall be submitted to the Board of Directors at the next meeting of the Board of Directors. A majority of members of any committee shall constitute a quorum for the transaction of business. Meetings of any committee shall be called upon the request of any member of the committee or the Chairman of the Board, Chief Executive Officer or the Secretary, and notice of such meetings shall in each instance be given to each member of the committee at least twenty-four hours before the meeting either orally or in writing. Expenses of attendance, if any, shall be paid for attendance at each meeting of any committee. Each director serving on a committee shall hold such office until the annual meeting held next after such director's designation, or until such director's successor shall have been designated.

Section 19. NOMINATING / GOVERNANCE COMMITTEE. A Nominating / Governance Committee consisting of no fewer than three members of the Board of Directors each of which shall meet the independence requirements of the New York Stock Exchange, unless the Company has claimed a “Controlled Company Exemption” for the Nominating / Governance Committee as defined in Section 303.A.00 of the New York Stock Exchange Listed Company Manual, shall be designated by the Board of Directors at the time of the annual meeting or at such other time as the Board of Directors may determine. The Nominating / Governance Committee’s authority and responsibilities shall be as set forth in the charter established for such committee.

To the extent the authority of the Nominating / Governance Committee set in the Nominating / Governance Committee Charter overlaps or conflicts with the authority prescribed for any other committee set forth in these Bylaws, the authority vested in the Nominating / Governance Committee shall be construed to take precedence over any such other overlapping or conflicting provision.

ARTICLE IV. OFFICERS

Section 1. NUMBER. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President (who, unless otherwise determined by the Board, shall be the Chief Operating Officer of the corporation), one or more Group Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents or one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Controller, and such other officers as the Board of Directors may from time to time designate by resolution, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these Bylaws, and the Board of Directors may leave unfilled for any such period as it may fix, any office except those of Chairman of the Board, Chief Executive Officer, President (unless the duties of President are performed by the Chief Executive Officer), Vice President-Finance and Secretary.

Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until such officer's successor shall have been duly elected or until death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent elected by the Board of Directors except the Chairman of the Board, Chairman of the Executive Committee, Chief Executive Officer

and President, may be removed by the Executive Committee. Any officer or agent elected by the Board of Directors except the Chairman of the Board and the Chairman of the Executive Committee may be removed by the Chief Executive Officer.

Section 4. VACANCIES. A vacancy in the office of Chairman of the Board, Chairman of the Executive Committee, Chief Executive Officer or President because of death, resignation, removal, disqualification or otherwise, may be filled only by the Board of Directors for the unexpired portion of the term. A vacancy in any other office may be filled by the Executive Committee or the Chief Executive Officer.

Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall be a member of the Executive Committee. The Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time and shall have the general powers and duties usually vested in the Chairman of the Board.

Section 6. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall be a member of that committee and preside at all of its meetings, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Executive Committee shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the corporation and, in general shall, subject to the authority of the Board of Directors, supervise and control all of the business, policies and affairs of the corporation and all other officers of the corporation except for the Chairman of the Board and the Chairman of the Executive Committee. The Chief Executive Officer shall have the general powers and duties usually vested in the principal executive officer of a corporation, unless the Board of Directors shall elect another person as President and shall delegate some or all of such powers and duties to the President. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. PRESIDENT. The President shall be the Chief Operating Officer of the corporation (unless otherwise determined by the Board of Directors). As the Chief Operating Officer, the President shall have the management of and exercise general supervision over the corporation’s operating groups and all its Group Presidents, subject to the control and supervision of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

Section 9. GROUP PRESIDENTS. Each Group President, within the limitations placed by the policies adopted by the Board of Directors or the Chief Executive Officer, shall be a corporate officer and shall be the Chief Operating Officer of the operating group assigned and shall in general supervise and control such business and affairs of the group and operations assigned thereto and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 10. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each corporate Executive Vice President, Senior Vice President or Vice President shall perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer. An Executive Vice President, Senior Vice President or Vice President may be assigned the operating authority for managing one or more operating units or service operations of the corporation as established by the Board of Directors. Upon assignment by the Board of Directors of operating authority for an operation or service unit, such Executive Vice President, Senior Vice President or Vice President shall in general supervise and control all of the business and affairs of such operation or service unit, subject only to such supervision and direction as the Board of Directors or the Chief Executive Officer may provide. Each Executive Vice President, Senior Vice President and Vice President shall be authorized to sign contracts and other documents related to the corporation or to the operations under such officer's supervision and control.

Section 11. VICE PRESIDENT-FINANCE. The Vice President-Finance shall be the principal and chief accounting and principal and chief finance officer of the corporation. In that capacity, the Vice President-Finance shall keep and maintain, or cause to be kept and maintained accurate, correct books and records of accounts of the properties and business transactions of the corporation, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The Vice President-Finance shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors or by the Finance Committee appointed by the Board of Directors. The Vice President-Finance shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, upon their request, an account of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 12. THE SECRETARY. The Secretary shall: (a) prepare and keep the minutes of the meetings of the shareholders, the Board of Directors, and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, unless such register is maintained by the transfer agent or registrar of the corporation; (e) authenticate the records of the corporation; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

Section 13. THE TREASURER. Subject to the supervision of the Vice President-Finance, the Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (b) be responsible for filing all required tax returns, and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the Vice President-Finance.

Section 14. THE CONTROLLER. The Controller shall maintain adequate records showing the financial condition of the corporation and the results of its operations by established accounting periods, and see that adequate audits thereof are regularly and currently made. The Controller shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the Vice President-Finance.

Section 15. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board, the Chief Executive Officer, the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, the Chief Executive Officer or the Board of Directors. The Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Treasurer, the Chief Executive Officer, the Board of Directors or the Vice President-Finance.

Section 16. OTHER ASSISTANT AND ACTING OFFICERS. The Board of Directors or the Chief Executive Officer shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors or the Chief Executive Officer shall have the power to perform all the duties of the office to which the person is so appointed to be assistant, or as to which the person is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Section 17. SALARIES. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of also being a director of the corporation.

ARTICLE V. GROUPS AND STAFF

Section 1. ESTABLISHMENT OF GROUPS. The Board of Directors or the Chief Executive Officer may cause the business to be divided into one or more groups, based upon product manufactured, geographical territory, character and type of operations, or upon such other basis as the Board of Directors or the Chief Executive Officer may from time to time determine to be advisable. The groups shall operate under the authority and direction of a Group President and may operate under trade names approved for such purpose as may be authorized by the Board of Directors or the Chief Executive Officer.

Section 2. GROUP OFFICERS. The Group President of a group may appoint any number of group officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such group officer. Such officers shall have such authority as may from time to time be assigned by the Group President.

Section 3. STAFF OFFICERS. The Chief Executive Officer may appoint any number of staff officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such staff officer as the Chief Executive Officer may deem appropriate from time to time. Such officers shall have such authority as may from time to time be assigned by the Chief Executive Officer.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer or the President may at any time execute and deliver any deeds, mortgages or bonds which the Board of Directors has authorized to be executed and delivered and may at any time execute and deliver any lease, bid, application, note, guarantee, consent, election, notice or other contract, document or instrument as may be required in the ordinary course and scope of the business of the corporation or as may be specifically authorized by the Board of Directors. The Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer or the President may in writing delegate the foregoing authority, and may delegate authority to re-delegate such authority, to any other officer or officers, agent or agents, or other persons and the authority so delegated may be general or confined to specific instances. The Board of Directors may authorize any other officer or officers, agent or agents or other persons to execute and deliver any other contracts, documents or instruments and such authority may be general or confined to specific instances.

Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors or the Finance Committee, or committees or officers to whom the Board of Directors or the Finance Committee have delegated such authority may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. CERTIFICATED AND UNCERTIFICATED SHARES. Shares of the corporation’s stock may be certificated or uncertificated as provided under Iowa law. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary. Any or all of the signatures on the certificate may be a facsimile.

Section 2. TRANSFERS OF SHARES. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

Section 3. RESTRICTIONS ON OWNERSHIP, TRANSFER AND VOTING. So long as the corporation or any of its subsidiaries is subject to any law of the United States or any state therein which restricts ownership or voting of capital stock by Aliens (as defined herein), not more than one-fifth of the shares outstanding shall be owned of record or voted by or for the account of Aliens or their representatives or affiliates. The Board of Directors may issue share certificates representing not more than one-fifth of the shares of the stock of the corporation at any time outstanding in special form which may be owned or held by Aliens, such certificates to be known as "Foreign Share Certificates" and to be so marked, but under no circumstances shall the total amount of voting stock of any class represented by Foreign Share Certificates, plus the amount of voting stock of that class owned by or for the account of Aliens and represented by certificates not so marked, exceed one-fifth of the aggregate number of outstanding shares of such class.

Shares of stock shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed; provided, however, that shares of stock other than shares represented by Foreign Share Certificates shall be transferable to Aliens or any person holding for the account thereof only when the aggregate number of shares of stock owned by or for the account of Aliens will not then be more than one-fifth of the number of shares of stock outstanding. The Board of Directors may direct that, before shares of stock shall be transferred on the books of the corporation, the corporation may require information as to whether the proposed transferee is an Alien or will hold the stock for the account of an Alien.

If the stock records of the corporation shall at any time disclose Alien ownership of one-fifth or more of the voting stock of any class and it shall be found by the corporation that any certificate for shares marked "Domestic Share Certificate" is, in fact, held by or for the account of any Alien, the holder of the shares represented by that certificate shall not be entitled to vote, to receive dividends or to have any other rights with respect to such shares, except the right to transfer the shares to a Non-Alien (as defined herein).

If the stock records of the corporation shall at any time disclose Alien ownership of one-fifth or more of the voting stock of any class and a request is made by an Alien to have shares registered in its name or for its account, the corporation shall be under no obligation to effect the transfer or to issue or reissue any stock certificates to or for the account of the Alien. In addition, if a proposed transferee of any shares is an Alien, and the transfer to such Alien would result in Alien ownership of one-fifth or more of the voting stock of any class, the corporation shall be under no obligation to effect the transfer or to issue or reissue any stock certificates to or for the account of the Alien. Further, if it is determined at any time that a transfer has resulted in Alien ownership of one-fifth or more of the voting stock of any class, the holder of the shares which resulted in the Alien ownership of one-fifth or more of the voting stock shall not be entitled to vote, to receive dividends or have any other rights with respect to such shares, except the right to transfer those shares to a Non-Alien.

The Board of Directors shall establish rules, regulations and procedures to assure compliance with and enforcement of this Article VII, Section 3.

The term "Alien" is defined to mean and include the following:

(1)
Any person (including an individual, a partnership, a corporation or an association or any other entity) who is not a United States citizen or is the representative of or fiduciary for any person who is not a United States citizen;

(2)	Any foreign government or the representative thereof;

(3)	Any corporation any officer of which is an Alien, or of which more than 25% of its directors are Aliens;

(4)	Any corporation or association organized under the laws of any foreign government;

(5)	Any corporation of which more than 20% of its stock is owned beneficially or of record or may be voted by Aliens, or which by any other means whatsoever direct or indirect control of the corporation is held or permitted to be exercised by Aliens;

(6)	Any partnership, association or other entity which is owned or controlled by Aliens;

(7)	Any other person, corporation, trust, partnership or association deemed by the Board of Directors to be an Alien as to the United States or the corporation (or any subsidiary of the corporation).

No person, holding shares of class B stock (hereinafter such class B stock is called "class B stock" and such holder thereof is called a "class B holder") may transfer, and the corporation shall not register the transfer of, such shares of class B stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such class B holder, which term shall have the following meanings:

(i)
In the case of a class B holder who is a natural person and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means (A) the spouse of such class B holder, (B) a lineal descendant of a grandparent of such class B holder or a spouse of any such lineal descendant, (C) the trustee of a trust (including a voting trust) for the benefit of one or more class B holders, other lineal descendants of a grandparent of such class B holder, the spouse of such class B holder the spouses of such other lineal descendants and an organization contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to such class B holder, the spouse of such class B holder, any lineal descendant of such class B holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such class B holder payable by reason of the death of such class B holder and provided that such trust prohibits transfer of shares of class B stock to persons other than Permitted Transferees, as defined in clause (ii) below, (D) the estate of such deceased class B holder, (E) a Charitable Organization established by such class B holder, such class B holder's spouse, a lineal descendant of a grandparent of such class B holder or a spouse of any such lineal descendant, and (F) a corporation all the outstanding capital stock of which is owned by, or a partnership all the partners of which are, one or more of such class B holders, other lineal descendants of a grandparent of such class B holder or a spouse of any such lineal descendant, and the spouse of such class B holder provided that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of class B stock then held by such corporation or partnership, as the case may be, shall be deemed, without further action, to be automatically converted into shares of common stock, and stock certificates formerly representing such shares of class B stock shall thereupon and thereafter be deemed to represent the like number of shares of common stock.

(ii)
In the case of a class B holder holding the shares of class B stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (A) the person who established such trust and (B) a Permitted Transferee of such person determined pursuant to clause (i) above.

(iii)
In the case of a class B holder holding the shares of class B stock subject to said proposed transfer as trustee pursuant to a trust which was irrevocable on the record date for the initial distribution of shares of class B stock ("Record Date"), "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise or any "Permitted Transferee" of such person determined pursuant to clause (i), (ii), (iv), (v) or (vi) hereof, as the case may be.

(iv)
In the case of a class B holder who is the record (but not beneficial) owner of the shares of class B stock subject to said proposed transfer as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to clause (i), (ii), (iii), (v) or (vi) hereof, as the case may be.

(v)
In the case of a class B holder which is a partnership and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means any partner of such partnership or any "Permitted Transferee" of such partner determined pursuant to clause (i), (ii), (iii), (iv) or (vi) hereof, as the case may be.

(vi)
In the case of a class B holder which is a corporation (other than a Charitable Organization described in subclause (E) of clause (i) above and the holder of record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means any stockholder of such corporation receiving shares of class B stock through a dividend or through a distribution made upon liquidation of such corporation or any "Permitted Transferee" of such stockholder determined pursuant to clause (i), (ii), (iii), (iv) or (v) hereof, as the case may be.

(vii)
In the case of a class B holder which is the estate of a deceased class B holder, or which is the estate of a bankrupt or insolvent class B holder, and provided such deceased, bankrupt or insolvent class B holder, as the case may be, was the record and beneficial owner of the shares of class B stock subject to said proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent class B holder as determined pursuant to clause (i), (v) or (vi) above, as the case may be.

Notwithstanding anything to the contrary set forth herein, any class B holder may pledge such holder's shares of class B stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Article VII, Section 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of class B stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of common stock, as the pledgee may elect.

For purposes of this Article VII, Section 3:

(i)	The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii)	Each joint owner of shares of class B stock shall be considered a "class B holder" of such shares.

(iii)	A minor for whom shares of class B stock are held pursuant to a Uniform Gifts or Transfers to Minors Act or similar law shall be considered a "class B holder" of such shares.

(iv)	Unless otherwise specified, the term "person" means both natural persons and legal entities.

(v)	The term "grandparent" means an ancestor in any degree born after January 1, 1876.

Any purported transfer of shares of class B stock not permitted hereunder shall result, without further action, in the automatic conversion of the transferee's shares of class B stock into shares of common stock, effective on the date of such purported transfer. The corporation may, as a condition to the transfer or the registration of transfer of shares of class B stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

Shares of class B stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of class B stock issued as a stock dividend on the corporation's then outstanding common stock may be registered in the same name and manner as the certificates representing the shares of common stock with respect to which the shares of class B stock were issued. For the purposes of this Article VII, Section 3, the term "beneficial owner(s)" of any shares of class B stock shall mean the person or persons who possess the power to dispose, or to direct the disposition, of such shares.

The corporation shall note on the certificates representing the shares of class B stock that there are restrictions on transfer and registration of transfer imposed by this Article VII, Section 3.

Section 4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable claim or other interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Iowa.

Section 5. LOST CERTIFICATES. Upon the making of an affidavit that a certificate has been lost or destroyed, the Board of Directors may direct that a new certificate be issued to the person alleging the loss or destruction of such certificate. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or such owner's legal representative to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of Iowa as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of July and end on the thirtieth day of June in each year.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

ARTICLE XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business

Corporations Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. INDEMNIFICATION OF DIRECTORS, OFFICERS OR EMPLOYEES

Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent consistent with the laws of Iowa as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that the right to indemnification conferred in this Section shall be conditioned upon the corporation being afforded the opportunity to participate directly on behalf of such person in such proceeding and any settlement discussions relating thereto. The right to indemnification conferred in this Section shall be a contract right and shall, except with respect to an action or proceeding against the corporation by an employee who is neither a director nor an officer of the corporation, include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the corporation of an undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that the director, officer or employee is not entitled to be indemnified under this Section or otherwise.

Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section I of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Iowa law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such person has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall create a presumption that the claimant has failed to meet the required standard of conduct.

Section 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 4. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Iowa law.

Section 5. EXPENSES AS A WITNESS. To the extent that any director, officer or employee of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, such person shall be reimbursed for all costs and expenses actually and reasonably incurred in connection therewith.

Section 6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article by the shareholders or the directors of the corporation shall not adversely affect any right or protection of a director, officer or employee of the corporation existing at the time of such amendment, repeal or modification.

Section 7. SEVERABILITY. In the event any one or more of the provisions contained in this Article shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Article.

ARTICLE XIII. FACSIMILE AND ELECTRONIC SIGNATURES

Facsimile and electronic signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof. An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. “Electronic signature” includes (i) a unique password or unique identification assigned to a person by the corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person’s e-mail address; (iii) a person’s facsimile signature; and (iv) any other form of electronic signature approved by the Board of Directors.

ARTICLE XIV. ELECTRONIC TRANSMISSION

“Electronic transmission” or “electronically transmitted” means, for purposes of these Bylaws, any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. Notice by electronic transmission is written notice with respect to communications from directors or officers. Notices and written consents may be given by electronic transmission by directors and officers and as otherwise provided in Article II, Section 9 (Proxies). Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.

ARTICLE XV. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XVI. FORUM SELECTION

Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Iowa and the Iowa District Court for Polk County (the “Iowa Court”) shall be the exclusive forums for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation, its current or former directors, officers or employees arising pursuant to any provision of the IBCA or the corporation’s Articles of Incorporation or these Bylaws, or (iv) any action asserting a claim against the corporation, its current or former directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Iowa Court determines that there is an indispensable party not subject to the jurisdiction of the Iowa Court (and the indispensable party does not consent to the personal jurisdiction of the Iowa Court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Iowa Court, or for which the Iowa Court does not have subject matter jurisdiction. If any provision or provisions of this paragraph shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this paragraph (including, without limitation, each portion of any sentence of this paragraph containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.